Consent of Independent Accountants

       I hereby consent to the incorporation in the Form 10 Registration Statement ofmy report dated July 5, 1999 relating to the financial statements of Apex Capital Group, Inc. financial statements for the four months ended
       April 30, 1999.




       David M. Winings